UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 25, 2014

PROTOKINETIX, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-32917	94-3355026
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

2225 Folkestone way
West Vancouver, British Columbia
V7S 2Y6
(Address of principal executive offices)

604-926-6627
(Registrant’s Telephone Number)

____________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 1, 2014, the Board of Directors appointed Mr. Clarence E. Smith to the position of Director.

Clarence E. Smith

Mr. Smith is one of our Directors. He is not a full time employee and has other outside commitments. Mr. Smith currents holds approximately 20 million of the company’s outstanding share capital and has extended the company a line of credit of up to one hundred thousand dollars.

Clarence Smith is a native of West Virginia, graduating from St. Mary’s, WV High School in 1981. He started Arvilla Well Service in 1981. Arvilla Well Service merged into Arvilla Pipeline Construction Co., Inc. which employed 350 people. Since its start in West Virginia, Mr. Smith expanded the business into an operating zone which extended from Bristol, Tennessee to Corning, New York. The business provided construction services to oil and gas companies in the Appalachian Basin.

In the summer of 2004, Clarence and Rebecca Smith purchased Arrow Oilfield Services. Arrow Oilfield Services was renamed Arvilla Oilfield Services.

Arvilla Oilfield Services, LLC merged with Trans Energy in 2004. Mr. Smith served as Chairman of the Board and President/CEO of Trans Energy, Inc. until 2006.

In 2008 Mr. Smith sold Arvilla Pipeline Construction Co., Inc. He currently is managing member of Tombstone Resources and Smith Equipment, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROTOKINETIX, INC.

/s/	Ross L. Senior
By:	Ross L. Senior
Its:	President and Chief Executive Officer